                                                                    EXHIBIT 10.2


                              MICROSOFT CORPORATION
                             LARGE ACCOUNT RESELLER
                                    AGREEMENT

This Microsoft Corporation Large Account Reseller Agreement ("Agreement") is entered into as of the 1st day of October, 2001 (the "Effective Date") between MSLI, G.P. ("MICROSOFT"), having its principal place of business at 6100 Neil Road, Suite 210, Reno, NV 89511-1137 and SOFTWARE SPECTRUM, INC. ("COMPANY"), having its principal place of business at 2140 Merritt Drive, Garland, TX 75041.

1. PURPOSE

The purpose of this Agreement is to set forth the framework by which MICROSOFT appoints COMPANY as a non-exclusive Large Account Reseller in the Territory with the ability to collect orders for Licenses and Software Assurance and related payments for Software Products from Volume Licensing Customers that have designated COMPANY in their Enrollment as their Large Account Reseller.

2. DEFINITIONS

The following terms will have the following meanings:

         2.1 "AFFILIATED COMPANIES" means those MICROSOFT companies directly involved in the sale of Microsoft Volume Licensing, including, but not limited to Microsoft Corporation, Microsoft Ireland Operations Limited, and Microsoft Operations Pte Ltd.

         2.2. "CHANNEL PARTNER WEB SITE" means the secure web site that COMPANY may access to obtain the current Software Price List (as defined in Section 4.5 below).

         2.3 "COMPANY CLAIM" means any third party claims or allegations against MICROSOFT, its subsidiaries, and Affiliated Companies, arising out of or in connection with any default, breach or alleged default or breach (which becomes a default or breach) of COMPANY'S obligations, promises, representations, warranties or agreements under this Agreement, COMPANY's sale or distribution of any product, or any other act or omission on the part of COMPANY, including but not limited to, those claims identified in Sections 4.11 and 7.2 below.

         2.4 "CUSTOMER AGREEMENTS" means the applicable License Agreement, License Confirmation, Product Use Rights, Master Agreement, Enrollment Agreement, Government Agreement, Program Description Select Agreement and Enterprise Agreement.

         2.5 "DOCUMENTATION COMPONENTS" means any supplemental disk sets and Software Product documentation available from Microsoft Worldwide Fulfillment or such other fulfillment source that MICROSOFT may designate in writing.

         2.6 "ELECTRONIC DATA INTERCHANGE" or "EDI" means the ANSI-ASCII X.12 standard, adopted by CompTIA or any other standard selected by MICROSOFT from time to time, by which COMPANY will exchange EDI transactions (e.g., sales reporting, submission of purchase orders, and other required transactions) with MICROSOFT.

         2.7 "END USER" means the ultimate consumer of Software Product.

         2.8 "ENROLLMENT" means the document(s) that the Volume Licensing Customer or Volume Licensing Customer Affiliate submits to MICROSOFT to enroll in a Volume Licensing Program and make its initial selection of Software Products thereunder (including without limitation, document(s) authorizing a third-party outsourcer to receive Software Products under the terms of a specific Customer Agreement for the sole purpose of leasing, sublicensing, or otherwise making Software Products available to the Volume Licensing Customer).



                 Microsoft Confidential - Disclosure Prohibited

         2.9 "ENROLLMENT NUMBER" means the number MICROSOFT assigns to any fully signed Enrollment.

         2.10 "ENTERPRISE AGREEMENT" means (i) the Microsoft Enterprise Agreement version 5.x (or any prior Microsoft Enterprise Agreement program agreement even if identified by a different name) that is executed by MICROSOFT under which COMPANY is designated as the Large Account Reseller and (ii) the Microsoft Enterprise Agreement version 6.0 or later, and any successor enterprise agreement even if identified by a different name, that is executed by MICROSOFT, in each case including any documents incorporated by reference in such agreements.

         2.11 "ENTERPRISE CUSTOMER" means any business or governmental entity having a valid Enterprise Enrollment.

         2.12 "ENTERPRISE ENROLLMENT" means the document(s) that an Enterprise Customer submits to MICROSOFT to enroll in the Microsoft Enterprise Agreement program and make its initial selection of Software Products thereunder.

         2.13 "FINANCIAL STATEMENT" means a Balance Sheet as of the last day of the calendar quarter or fiscal year, and an Income Statement, Statement of Cash Flows, and any related notes for the quarter and year-to-date, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Any deviation from GAAP in the quarterly statements will be clearly noted. These statements must be signed by an officer of COMPANY as being legitimately representative of the books and accounts of COMPANY.

         2.14 "INFRINGEMENT CLAIM" means any third party lawsuit or other judicial action brought against COMPANY by any third party that claims or alleges that the Products or Marks infringe any United States copyrights or trademarks which are currently enforceable in the United States.

         2.15 "LARGE ACCOUNT RESELLER" means any reseller that MICROSOFT has authorized in writing to collect and receive orders for Licenses and Software Assurance and payments for Software Products from Volume Licensing Customers.

         2.16 "LARGE ACCOUNT RESELLER AFFILIATE" means any entity which owns, controls, is owned or controlled by, or under common ownership or control with the Large Account Reseller. For the purposes of this Agreement, an entity is "controlled" by another if that other company or legal entity, either directly or through its control of another company or legal entity: (i) holds the majority of voting rights in it; (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or (iii) is a member of it and controls alone or under an agreement with other shareholders or members, the majority of the voting rights in it.

         2.17 "LICENSE" means any one of the offerings identified on the Software Price List, including standard licenses and upgrades for desktop operating systems, that provides the Volume Licensing Customer with the right to run the version of the Software Product for which it is ordered.

         2.18 "MARKS" means the Trademarks and any and all copyrights that MICROSOFT may own.

         2.19 "MONTH" means a MICROSOFT fiscal month as outlined in the calendar attached hereto as Schedule A.

         2.20 "PATENT CLAIM" means any third party lawsuit or other judicial action brought against COMPANY by any third party that claims or alleges that the Products infringe any United States patent, which is currently enforceable in the United States.

         2.21 "RETURN AUTHORIZATION NUMBER" means the unique number assigned to COMPANY by MICROSOFT or any entity authorized by MICROSOFT that enables COMPANY to accomplish returns to MICROSOFT as provided in this Agreement.



Microsoft Corporation                                                     Page 2
Large Account Reseller
Agreement

         2.22 "SELECT AGREEMENT" means the Microsoft Select Agreement and any prior or successor agreement even if identified by a different name, that is executed by MICROSOFT, including any documents incorporated by reference in such agreement.

         2.23 "SEMESTER" means a six-month period. During the Term there will be two (2) Semesters, one running from July 1 through December 31, and the second Semester running from January 1 through June 30.

         2.24 "SOFTWARE ASSURANCE" means for any underlying licensed Software Product for which it is ordered, the right to upgrade to, and run, the latest version of that Software Product that MICROSOFT makes available during the covered period.

         2.25 "SOFTWARE CDs" means the compact disks available from MICROSOFT which contain copies of the Software Products which Volume Licensing Customers use to install copies of the Software Products that they choose to license.

         2.26 "SOFTWARE PRODUCTS" means the Microsoft software products which MICROSOFT makes available for license to Volume Licensing Customers under any Customer Agreement, excluding Documentation Components.

         2.27 "TERM" means the term of this Agreement which is specified in
Section 3. below.

         2.28 "TERRITORY" means the geographic boundaries of (i) Canada, and
(ii) the 50 United States and the District of Columbia, excluding all territories, possessions and protectorates.

         2.29 "TM WEB SITE" means the web site located at http://www.microsoft.com/permission or any such successor site.

         2.30 "TRADEMARKS" means the trademark and trade name "Microsoft," and all trademarks and tradenames derived therefrom, and the trademarks owned by MICROSOFT, its subsidiaries or affiliated companies and used in association with all products or which are set out at the TM Web Site, as may be amended from time to time by MICROSOFT.

         2.31 "VOLUME LICENSE ADMINISTRATOR" means the individual appointed by COMPANY to act as COMPANY's primary contact with respect to the Volume Licensing Programs.

         2.32 "VOLUME LICENSING CUSTOMER" means (i) any business or governmental entity which is licensed to run Software Products under the terms of any Enterprise Enrollment (other than Enterprise Enrollments executed by MICROSOFT on or after October 1, 2001) and (ii) any business or governmental entities, identifiable division, business unit or office location which is licensed to run Software Products under the terms of any Enrollment, other than Enterprise Enrollments.

         2.33 "VOLUME LICENSING CUSTOMER AFFILIATES" means the affiliates of a Volume Licensing Customer (as such term is defined in the applicable Customer Agreement).

         2.34 "VOLUME LICENSING PROGRAMS" means the Microsoft Select License and the Microsoft Enterprise Agreement programs, and any successor volume licensing programs even if identified by a different name.

         2.35 "WELCOME KIT" means the Software CDs and any other applicable materials delivered by MICROSOFT to COMPANY after full execution of an Enrollment under Section 6.1 below.



Microsoft Corporation                                                     Page 3
Large Account Reseller
Agreement

3. TERM AND TERMINATION

         3.1 TERM

This Agreement takes effect on the Effective Date and will continue until June 30, 2002.

         3.2 TERMINATION

                  (a) TERMINATION WITHOUT CAUSE

Either party will have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' prior written notice. Neither party will be responsible to the other for any costs or damages resulting from the termination of this Agreement under this Section.

                  (b) TERMINATION WITH CAUSE

Without prejudice to MICROSOFT's other rights or remedies, MICROSOFT will have the right to terminate this Agreement immediately upon written notice if any of the following events occurs:

                           (i) If COMPANY breaches any of the material terms or
conditions of this Agreement, and such breach remains unremedied to MICROSOFT's reasonable satisfaction for thirty (30) calendar days after COMPANY receives written notice of such breach; or

                           (ii) If COMPANY makes any assignment for the benefit
of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, will likewise constitute grounds for termination of this Agreement.

         3.3 RIGHTS UPON EXPIRATION OR TERMINATION

                  (a) Termination or expiration of this Agreement terminates any applicable addenda and amendments.

                  (b) Any amounts which have accrued prior to termination or expiration will become immediately due and payable. After the termination or expiration of this Agreement, MICROSOFT will retain the right, at its sole discretion, to direct any or all of COMPANY's Volume Licensing Customers to order Licenses and Software Assurance from and pay amounts due to MICROSOFT or to any Volume Licensing Customer's newly designated Large Account Reseller, if any. In such event, COMPANY will not under any circumstances be entitled to any portion of, or any compensation for, the Volume Licensing Customer's next orders and payments or any future orders and payments. If the Volume Licensing Customer does not designate a new Large Account Reseller and MICROSOFT does not exercise it rights as described above, COMPANY may continue to collect orders for Licenses and Software Assurance and collect payments for Software Products from its existing Volume Licensing Customers until their respective volume licensing agreements expire, so long as COMPANY abides by all terms and conditions of this Agreement. For purposes of this Section, any and all terms and conditions which govern COMPANY's rights and obligations related to receiving orders and payments will survive termination or expiration.



Microsoft Corporation                                                     Page 4
Large Account Reseller
Agreement

4. COMPANY RIGHTS AND OBLIGATIONS

         4.1 SOFTWARE PRODUCT ORDERS

COMPANY may only collect orders for Licenses and Software Assurance and payments for Software Products from Volume Licensing Customers established under the laws of and located in the Territory. Such Volume Licensing Customers may designate COMPANY on an Enrollment as its Large Account Reseller for itself and other related companies all of which are established and located in the Territory. COMPANY may also collect orders for Licenses and Software Assurance and payments for Software Products from any Volume Licensing Customer Affiliates which are authorized to run Software Products according to the terms of any Enrollments entered into between MICROSOFT and a Volume Licensing Customer established and located in the Territory. COMPANY may not collect orders for Licenses or Software Assurance or payments for Software Products from any Volume Licensing Customers or any of its Volume Licensing Customer Affiliates, which initiate an Enrollment outside of the Territory. In addition, COMPANY may not collect orders for Licenses or Software Assurance or payments for Software Products (but may collect orders for Documentation Components) from any Enterprise Customers under any Enterprise Enrollments executed by MICROSOFT on or after October 1, 2001.

         4.2 DOCUMENTATION AND MEDIA FULFILLMENT

                  (a) COMPANY is authorized to purchase Documentation Components from MICROSOFT Worldwide Fulfillment for resale to (i) Volume Licensing Customers established under the laws of and located in the Territory which have selected COMPANY as their Large Account Reseller and (ii) Enterprise Customers established under the laws of and located in the Territory, even if such Enterprise Customers have entered into an Enterprise Agreement directly with MICROSOFT. Such authorization is subject to the terms and conditions of the Microsoft Fulfillment Policies and Procedures Manual available from MICROSOFT. COMPANY must establish a validation process by which COMPANY will ensure that only such Volume Licensing Customers and Enterprise Customers receive Documentation Components. This validation process must include, at a minimum, verification of the Enrollment Number of the Volume Licensing Customer. The validation process must be documented in writing and be made available to MICROSOFT upon request. Price protection is not available for Documentation Components.

                  (b) COMPANY may request authorization to return Documentation Components purchased from Microsoft Worldwide Fulfillment within sixty (60) calendar days from the date of MICROSOFT's invoice. Upon request, MICROSOFT will provide COMPANY with a Return Authorization Form, which COMPANY must complete and return to MICROSOFT. MICROSOFT will issue a Return Authorization Number for Documentation Components meeting return criteria. Documentation Components must be returned within thirty (30) calendar days of the issuance of the Return Authorization Number. Freight costs will be paid by COMPANY. MICROSOFT will issue COMPANY a purchase credit in the amount of the authorized return.

         4.3 USE RESTRICTIONS

Nothing in this Agreement authorizes COMPANY to use Software Products internally or to distribute or otherwise transfer Software Products to any Large Account Reseller Affiliate.

         4.4 COMPANY ACCEPTANCE OF ENROLLMENTS

In order to remain authorized to collect orders for Licenses and Software Assurance from Volume Licensing Customers and purchase Documentation Components from MICROSOFT for resale to its Volume Licensing Customers and Enterprise Customers, an authorized representative of COMPANY must review and acknowledge in writing the Volume Licensing Customer's Enrollments or the Enterprise Customer's Enterprise Enrollment, as applicable. COMPANY's signature on the Enrollment will constitute COMPANY's agreement to pay MICROSOFT as set forth in
Section 4.6(b) below for all copies of Software Products and Documentation Components made by the Volume Licensing Customer pursuant to such Enrollment.



Microsoft Corporation                                                     Page 5
Large Account Reseller
Agreement

         4.5 COMPANY SOFTWARE PRICE LIST

COMPANY prices for any Volume Licensing Customer orders for Licenses and Software Assurance (the "Software Price List") are available at the Channel Partner Web site. From time to time, MICROSOFT will also deliver the current Software Price List to COMPANY through EDI. MICROSOFT reserves the right to modify the Software Price List at any time upon thirty (30) calendar days written notice to COMPANY. With respect to error or omissions relating to the pricing of products and services shown on the Software Price List, MICROSOFT will correct any such errors and omissions as soon as reasonably possible. Such corrections will not be considered a change to the Software Price List, which requires prior written notice. Notwithstanding the foregoing, MICROSOFT may change, with or without prior notice, prices on new Software Products, for which orders have not yet been collected by COMPANY.

         4.6 COMPANY'S REPORTING AND/OR ORDERING AND PAYMENT TO MICROSOFT

                  (a) MICROSOFT SELECT CONSUMPTION REPORTING

Except for Enterprise Enrollments, for each Enrollment under which COMPANY is designated as the Large Account Reseller, COMPANY will deliver to MICROSOFT each Wednesday by 5:00 PM (Pacific Time) via EDI, the Microsoft Order Entry Tool
(MOET) or any other electronic format specified by MICROSOFT, a purchase order for Licenses and Software Assurance ordered by the Volume Licensing Customer in the immediately previous calendar week. For each Enterprise Enrollment naming COMPANY as the Large Account Reseller, COMPANY will deliver to MICROSOFT each Wednesday by 5:00 PM (Pacific Time) via EDI, MOET or any other electronic format specified by MICROSOFT, (i) a purchase order for the Software Product upon execution of such agreement, and (ii) a purchase order for each additional desktop license ordered or acquired from COMPANY at the times specified in such agreement. Following receipt of such purchase order, MICROSOFT will invoice COMPANY and COMPANY will be obligated to pay MICROSOFT according to the Software Price List. If the Volume Licensing Customer elects to pre-pay any or all of its Software Assurance, COMPANY will immediately report such pre-payment to MICROSOFT, MICROSOFT will invoice COMPANY immediately following receipt of such report, and COMPANY will be obligated to pay MICROSOFT pursuant to the terms of this Section 4.6. COMPANY's purchase order and set-up forms will be subject solely to the terms of this Agreement and any pre-printed terms and conditions or additional terms and conditions contained in any purchase orders and set-up forms will have no force or effect.

                  (b) PAYMENT TERMS

Payments are net thirty (30) calendar days from the date of MICROSOFT's invoice, provided, however, that if the due date of any invoice is prior to the last day of a Month, such invoice will be due on the last day of such Month. All payments not received by MICROSOFT from COMPANY within the required time frame may be assessed a finance charge of two percent (2%) of the invoice amount per month or the legal maximum, whichever is less. Failure by COMPANY to meet payment terms will result in a hold by MICROSOFT of all pending COMPANY orders. COMPANY will be obligated to pay MICROSOFT any and all amounts due regardless of whether COMPANY has received payment from the Volume Licensing Customer. COMPANY will use its best efforts to collect any and all amounts due from any Volume Licensing Customer. Notwithstanding the foregoing, if any Enterprise Customer defaults on its payment obligation to COMPANY for more than ninety (90) calendar days, COMPANY will provide MICROSOFT with written notice identifying the Enterprise Customer and the amount of the delinquency. COMPANY will deliver such notice to MICROSOFT at the address set forth in Section 18 (Notices) below. If the Enterprise Customer is unable or unwilling to pay the amounts due, then COMPANY will be released from any payment obligation arising from the delinquent Enterprise Customer's account, provided that COMPANY provide proof of its best efforts to collect any outstanding amounts and assigns to MICROSOFT any and all right, title and interest to the delinquent Enterprise Customer's outstanding payments.



Microsoft Corporation                                                     Page 6
Large Account Reseller
Agreement

All payments to MICROSOFT by COMPANY pursuant to this Agreement will be made by electronic funds transfer through an Automated Clearinghouse ("ACH") wire transfer with electronic remittance detail attached. Payment must be remitted to the account identified below or to such other account as MICROSOFT may identify by written notice to COMPANY from time to time:

                MSLI Western Region Collections #842467
                Account #375 120 5782
                ABA# 1110-0001-2
                Bank of America

Remittance must be delivered using the 820 Remittance EDI transaction set or other form of ACH payment with electronic remittance detail attached. Remittance detail must be received by Bank of America by 10:00 AM Central Time/8:00 AM Pacific Time to ensure same-day credit to COMPANY's account with MICROSOFT. COMPANY may not withhold payment or take deductions of any kind, including but not limited to returns, credit for rebates, price adjustments, marketing costs, billing errors, handling fees, allowances, post audit charges, holdback accounts, COMPANY imposed fines, or any other charges.

                  (c) REPORT REVISIONS

All adjustments (e.g., ordering mistakes) to Volume Licensing Customer orders for Licenses and Software Assurance for Software Products must be submitted within ninety (90) calendar days from the original invoice date. All revised reports and orders must provide detailed back-up as required by MICROSOFT. MICROSOFT may allow COMPANY to submit adjustments after ninety (90) calendar days, provided that all such returns will be subject to a ten percent (10%) handling fee.

         4.7 NO OTHER PRODUCT WARRANTIES BY COMPANY

Neither COMPANY nor any of its employees or agents will have any right to make any other warranties or promises for the use of Software Product which are not contained in the written warranty document accompanying the Software Product. COMPANY may, however, give instructions for the use of the Software Product that are contained on the Software Product label or container, or End User documentation provided with the manual or MICROSOFT Software Product literature denoted by a MICROSOFT part number or authorized in writing by MICROSOFT.

         4.8 NO ALTERATIONS OF SOFTWARE PRODUCT/SOFTWARE CDS/WELCOME KITS

COMPANY will not (i) alter, modify, decompile, or reverse engineer any Software Product, (ii) alter the packaging of any Software Product or any written confirmation of a License which MICROSOFT provides to the Volume Licensing Customer, or (iii) make copies of media, Software CDs or Documentation Components without the prior written consent of MICROSOFT. COMPANY will distribute Welcome Kits to Volume Licensing Customers in unopened packages.

         4.9 USE OF TRADEMARKS

This Agreement does not constitute a trademark or service mark license. COMPANY acknowledges and agrees that the Trademarks are the exclusive property of MICROSOFT or one of its affiliated companies and that COMPANY is not entitled either by implication or otherwise to any title in the Trademarks. COMPANY will not use any Trademarks other than in accordance with this Agreement (including but not limited to the guidelines set out in the TM Web Site) or as otherwise permitted in writing from time to time by MICROSOFT. With respect to the distribution of Software Product, COMPANY will use the appropriate trademark symbol "(TM)" or "(R)" in a superscript and clearly indicate MICROSOFT's ownership of the Trademark(s) whenever the Software Product name is first mentioned in any advertisement, brochure, or other manner in connection with Software Products.



Microsoft Corporation                                                     Page 7
Large Account Reseller
Agreement

         4.10 CREDIT/FINANCIAL STATEMENT

The terms of this Agreement are subject to MICROSOFT approval of COMPANY's continued credit worthiness. MICROSOFT will have the right to regularly review COMPANY's credit status and shall obtain, to the extent reasonably possible, financial information through publicly available means. If Financial Statements are not reasonably available publicly or are not reasonably satisfactory to MICROSOFT, MICROSOFT may request and COMPANY will provide sufficient information to allow MICROSOFT to assess COMPANY's credit worthiness, including but not limited to COMPANY's Financial Statements.

         4.11 TAXES

                  (a) COMPANY TAXES

All amounts to be paid by COMPANY to MICROSOFT herein are exclusive of any federal, state, municipal or other governmental taxes, including income, franchise, excise, sales, use, gross receipts, value added, goods and services, property or similar tax, now or hereafter imposed on COMPANY. Such charges will be the responsibility of COMPANY. However, COMPANY shall pay to MICROSOFT any applicable value added, sales or use taxes that are owed by COMPANY solely as a result of entering into this Agreement and which are permitted to be collected from COMPANY by MICROSOFT under applicable law. If COMPANY provides to MICROSOFT a valid exemption certificate, MICROSOFT will not collect the taxes covered by such certificate.

                  (b) BILLING AND COLLECTION

COMPANY will bill, collect and remit sales, use, value added, and other comparable taxes determined by COMPANY to be due with respect to the collection and receipt of orders for Licenses and Software Assurance and sales of Documentation Components. MICROSOFT is not liable for any taxes, including without limitation, income taxes, withholding taxes, value added, franchise, gross receipt, sales, use, property or similar taxes, duties, levies, fees, excises or tariffs incurred in connection with or related to COMPANY's collection and receipt of orders for Licenses and Software Assurance and sales of Documentation Components. COMPANY takes full responsibility for all such taxes, including penalties, interest and other additions thereon.

                  (c) WITHHELD TAXES

If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by COMPANY to MICROSOFT, COMPANY may deduct such taxes from the amount owed MICROSOFT and pay them to the appropriate taxing authority, provided however, that COMPANY will promptly secure and deliver to MICROSOFT an official receipt for any such taxes withheld or other documents necessary to enable MICROSOFT to claim a U.S. Foreign Tax Credit. COMPANY will make certain that any taxes withheld are minimized to the extent possible under applicable law.

COMPANY will defend MICROSOFT from any claims or liabilities arising from or related to any failure by COMPANY to comply with this Section 4.11, in the manner provided in Section 7.2 below.

         4.12 COMPLIANCE WITH APPLICABLE LAWS/ANTI-PIRACY

COMPANY will use best efforts (i) to ensure that its collection and receipt of Licenses and Software Assurance complies with any and all applicable laws and regulations in the Territory, and (ii) to avoid distribution of any counterfeit products. Additionally, COMPANY will use commercially reasonable efforts to prevent unauthorized distribution, duplication or pirating of Software Products.



Microsoft Corporation                                                     Page 8
Large Account Reseller
Agreement

            4.13  AGREEMENTS WITH VOLUME LICENSING CUSTOMERS

COMPANY will have complete discretion to establish with each Volume Licensing Customer the pricing and all other terms and conditions regarding COMPANY's collection of orders for Licenses and Software Assurance and payments for Software Product from Volume Licensing Customers. The negotiation of these terms between COMPANY and its Volume Licensing Customers will not be subject to approval or review by MICROSOFT in any way.

            4.14  VOLUME LICENSE ADMINISTRATOR

COMPANY will appoint a representative to serve as COMPANY's Volume License Administrator. Such Volume License Administrator must be certified by MICROSOFT as a Volume License Administrator. COMPANY agrees to promptly make that individual, as well as COMPANY's other sales employees, available for training on the Volume Licensing Programs and on the licensing policies related to such Software Products at such times and places as MICROSOFT reasonably requests. The individual appointed by COMPANY as its Volume License Administrator will be an individual generally knowledgeable of Software Products and of the Volume Licensing Programs. The Volume License Administrator will be responsible for administering all of COMPANY's Volume Licensing Customer billings and transactions, contract compliance, general administration of COMPANY's Volume Licensing Customers, disseminating all program information as necessary within COMPANY's organization, and for working with the Microsoft Account Manager (or local MICROSOFT contact) in regard to any problems relevant to a particular Volume Licensing Customer. COMPANY's Volume License Administrator is:

                Name:      Tony Musielak
                           -----------------------------------
                Address:   2140 Merritt Drive
                           -----------------------------------
                           Garland, TX 75041
                           -----------------------------------
                Phone:     (972) 864-5392
                           -----------------------------------
                Facsimile: (972) 864-4514
                           -----------------------------------
                Email:     tony.musielak@softwarespectrum.com
                           -----------------------------------

COMPANY will provide MICROSOFT with at least ten (10) calendar days advance written notice of any change in the individual serving as its Volume License Administrator.

            4.15  ENROLLMENT OF NEW VOLUME LICENSING CUSTOMERS

COMPANY's solicitation of new Volume Licensing Customers will be on such terms and conditions as MICROSOFT specifies from time to time. MICROSOFT reserves the right to accept or reject in its sole discretion any proposed customer.

            4.16  COMPANY'S REPRESENTATIONS AND WARRANTIES

COMPANY hereby represents and warrants that COMPANY will:

                  (a) Have email availability, Internet access, and current access to all Microsoft online tools as is necessary to perform COMPANY's obligations pursuant to this Agreement. COMPANY will immediately notify MICROSOFT of any online tool access changes required by COMPANY;

                  (b) Use its best efforts to service and support its Volume Licensing Customers and will promptly inform the appropriate Microsoft Account Manager of any difficulties it encounters in servicing its Volume Licensing Customers;

                  (c) Deliver the Documentation Components, Software CDs, and Welcome Kits only to the Volume Licensing Customer MICROSOFT identifies on the outside of the Welcome Kit; and

                  (d) Promptly inform MICROSOFT of any known or suspected violations by a Volume Licensing Customer of the terms and conditions of its Customer Agreement.



Microsoft Corporation                                                     Page 9
Large Account Reseller
Agreement

         4.17 COMPANY TERMINATION OF ENROLLMENTS

COMPANY may terminate its rights and obligations related to any Enrollment administered by COMPANY at any time by notifying MICROSOFT and the affected Volume Licensing Customer in writing of its desire to terminate its rights and obligations, subject to any restrictions on such termination set forth in the applicable Customer Agreement. Such notification must include the Volume Licensing Customer's name and current contact information, the Enrollment Number, and date of execution of the Enrollment. All such notifications must be sent via a courier service able to track package delivery. COMPANY's rights and obligations will terminate thirty (30) calendar days from the date of the notice delivered in accordance with this Section.

5. MICROSOFT OBLIGATIONS

         5.1 ASSISTANCE WITH REPORTING

Upon COMPANY'S written request, MICROSOFT will use reasonable efforts to assist COMPANY in data reporting, and will work with COMPANY's Information Management department to facilitate the data reporting process.

         5.2 NO WARRANTIES FOR PRODUCT NOT MANUFACTURED BY MICROSOFT

MICROSOFT makes no warranties as to items distributed under a third party name, copyright, trademark or tradename which may be incorporated within the package of a Software Product delivered on any Software CD as provided hereunder.

         5.3 RECORDS AND AUDITS

During the Term and for a period of two (2) years following its termination or expiration, COMPANY agrees to keep all usual and proper books and records relating to its obligations under this Agreement, including but not limited to, books and records related to marketing activities. During that same period, MICROSOFT or its designated representative, at its own cost, may conduct random audits of the applicable books, records and operations of COMPANY as is reasonable to verify COMPANY's compliance with the terms of this Agreement. COMPANY will promptly correct any errors and omissions disclosed by such audit. Any audit will be conducted during COMPANY's normal business hours in such a manner as not to unreasonably interfere with COMPANY's normal business activities. COMPANY will bear the out-of-pocket costs for the audit if any complete financial audit uncovers a discrepancy of five hundred thousand U.S. dollars (US$500,OOO) or more in any revenue or sales reporting.

6. COMPANY AND MICROSOFT OBLIGATIONS

         6.1 DELIVERY OF SOFTWARE CDS

Within fifteen (15) calendar days of the full execution of any Enrollment, or MICROSOFT's approval of a particular Enrollment, MICROSOFT will deliver to COMPANY a Welcome Kit. MICROSOFT will deliver the Welcome Kit to COMPANY in a custom package specifically marked with the name of the appropriate Volume Licensing Customer, the Volume Licensing Customer's Enrollment Number and any special conditions relevant to the named Volume Licensing Customer. COMPANY must deliver the Welcome Kit to its Volume Licensing Customer in order for such customer to reproduce and run the Software Products according to the Volume Licensing Customer's Customer Agreement. From time to time, MICROSOFT will provide COMPANY with additional Software CDs containing upgraded copies of the Software Products covered by a Volume Licensing Customer's Customer Agreement. COMPANY will immediately deliver all such Software CDs and any additional MICROSOFT supplied program information and materials to the named Volume Licensing Customer.

Microsoft Corporation                                                    Page 10
Large Account Reseller
Agreement

         6.2 RESERVATION OF RIGHTS

MICROSOFT expressly reserves the right at any time during the Term to terminate any Volume Licensing Customer's status as a Volume Licensing Customer in the event such customer fails to comply with the terms of the Customer Agreement. MICROSOFT agrees to promptly notify COMPANY of the termination of any Volume Licensing Customer to whom COMPANY collects orders for Licenses and Software Assurance and payments for Software Products. Following such a notice, COMPANY will immediately cease collecting orders for Licenses and Software Assurance, delivery of Software CDs and any additional program information and materials to the terminated Volume Licensing Customer. Termination will not, however, affect the Volume Licensing Customer's obligation to file the next required order/report and MICROSOFT's right to invoice COMPANY in regard to such order. If MICROSOFT terminates a particular Volume Licensing Customer, COMPANY will not have any claim against MICROSOFT for damages or lost profits resulting from such termination. COMPANY will, however, be entitled to invoice the Volume Licensing Customer for the Licenses and Software Assurance that the Volume Licensing Customer ordered in its final order prior to termination.

         6.3 ESSENTIAL ELEMENT

Both COMPANY and MICROSOFT acknowledge that this Agreement is essential to any agreement it enters into with a Volume Licensing Customer. Except as is specifically provided in Section 3.3 above related to COMPANY's right to collect any outstanding payment following termination or expiration of this Agreement, COMPANY's rights to collect orders and payments for Licenses and Software Assurance, and purchase and deliver Welcome Kits, Software CDs and/or any additional program information and materials are conditional upon this Agreement being in full force and effect. COMPANY acknowledges further that, if and when it is the subject of a bankruptcy filing (under any Chapter of 11 United States Code Section 101 et seq. including any future amendments), then assumption of any contract with a Volume Licensing Customer is conditional upon the assumption of this Agreement.

         6.4 SEMESTER PROGRAMS

Each Semester, MICROSOFT may allow COMPANY to participate in programs which provide the opportunity to earn marketing funds and rebates. COMPANY's participation in such programs will be governed by COMPANY's then current Microsoft Rebate Agreement and Guidelines and/or Microsoft Marketing Fund Agreement and Guidelines, respectively, as such may be promulgated and modified by MICROSOFT, in its sole discretion, from time to time. COMPANY must be in compliance with the terms of this Agreement in order to receive any marketing funds and rebates.

In conjunction with COMPANY's participation in any Semester programs, MICROSOFT will assign COMPANY a total sales goal for MICROSOFT product. COMPANY must achieve no less than eighty percent (80%) of the total sales goal. Failure by COMPANY to achieve 80% may result in the termination of COMPANY's authorization as a Large Account Reseller.

         6.5 PRODUCT WARRANTY

MICROSOFT warrants its software and hardware product to End Users as set forth in the written limited warranty document or End User License Agreement accompanying each product. All replacement product is delivered subject to the terms of the MICROSOFT limited product warranty. THE LIMITED WARRANTIES CONTAINED THEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY OR ANY OTHER OBLIGATIONS OR LIABILITIES ON MICROSOFT's PART.



Microsoft Corporation                                                    Page 11
Large Account Reseller
Agreement

         6.6 LIMITATION OF LIABILITY

NEITHER PARTY NOR ANY THIRD PARTIES WHO HAVE BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY TO COMPANY OF ANY MICROSOFT PRODUCT WHICH ARE THE SUBJECT OF THIS AGREEMENT WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE) ARISING OUT OF THIS AGREEMENT, ANY OF THE DOCUMENTS REFERENCED IN THIS AGREEMENT, OR ANY ADDENDA OR AMENDMENT HERETO OR ARISING OUT OF THE USE OR INABILITY TO USE ANY PRODUCT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6.7 LIMITATION ON REMEDY

IN ANY CASE, THE LIABILITY OF EITHER PARTY (i) RELATING TO THIS AGREEMENT OR ANY DOCUMENTS REFERENCED IN THIS AGREEMENT, OR ANY ADDENDA OR AMENDMENTS HERETO;
(ii) ARISING FROM THE USE OF OR INABILITY TO USE ANY PRODUCT; OR (iii) ARISING FROM A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID WILL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY COMPANY TO MICROSOFT DURING THE PERIOD THAT IS ONE YEAR PRIOR TO THE DATE OF THE CAUSE OF ACTION BETWEEN THE LITIGANTS MINUS ANY AMOUNTS PAID BY MICROSOFT DURING THE SAME PERIOD THAT IS ONE YEAR PRIOR TO THE DATE OF THE CAUSE OF ACTION REFERRED TO ABOVE FOR ANY PRIOR LIABILITY. THIS LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL OF A PARTY'S EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. EACH PARTY RELEASES THE OTHER FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION.

7. DEFENSE AGAINST THIRD PARTY CLAIMS

         7.1 BY MICROSOFT

                  (a) DUTY TO DEFEND

                           (i) MICROSOFT agrees to defend COMPANY in a lawsuit
or other action, and pay the amount of any adverse final judgment (or settlement to which MICROSOFT consents) arising from any Infringement Claims. MICROSOFT's obligations herein are subject to the following conditions: (i) COMPANY must promptly notify MICROSOFT in writing of the Infringement Claim; (ii) MICROSOFT will have sole control over defense and/or settlement of the Infringement Claim; and (iii) COMPANY will, at MICROSOFT's cost, provide MICROSOFT with reasonable assistance in the defense of the Infringement Claim.

                           (ii) MICROSOFT additionally agrees to defend COMPANY
in a lawsuit or other action, and pay the amount of any adverse final judgment (or settlement to which MICROSOFT consents) arising from any Patent Claims; provided that COMPANY promptly notifies MICROSOFT in writing of the Patent Claim, specifies the nature of such claim and the relief sought and MICROSOFT accepts the defense of the Patent Claim. Within thirty (30) calendar days of MICROSOFT's receipt of COMPANY's notice, MICROSOFT will notify COMPANY in writing of MICROSOFT's acceptance or rejection of the defense of the Patent Claim. MICROSOFT's acceptance or rejection to defend the Patent Claim will be based on MICROSOFT's discretion which will be reasonably exercised. If MICROSOFT accepts defense of the Patent Claim, COMPANY will (A) tender the entire defense of such claim to MICROSOFT and (B) at MICROSOFT's cost, provide reasonable assistance in the defense of the Patent Claim.



Microsoft Corporation                                                    Page 12
Large Account Reseller
Agreement

                           (iii) If MICROSOFT (A) is required to defend a
lawsuit or other action pursuant to Section 7.1(a)(i) above or (B) accepts defense of a Patent Claim pursuant to Section 7.1(a)(ii) above, and such lawsuit or other judicial action includes allegations (other than an Infringement Claim or Patent Claim) with respect to non-Microsoft products, then COMPANY will retain, at its sole expense, separate counsel to defend against such allegations, and agrees to reimburse MICROSOFT for any and all attorneys' fees and costs incurred by MICROSOFT with respect to defending against such allegations.

                  (b) OPPORTUNITY TO CURE

In addition to the obligations set forth in Section 7.1(a) above, if MICROSOFT receives information concerning an Infringement Claim or Patent Claim, MICROSOFT may, at its expense, but without obligation to do so, take any of the following actions: (i) procure for COMPANY such right(s) or license(s) as may be necessary to address the Infringement Claim or Patent Claim; or (ii) replace or modify the product or Mark to make it non-infringing (in which case upon written notice from MICROSOFT, COMPANY must immediately cease distribution of the allegedly infringing product or use of the allegedly infringing Mark). COMPANY will work with MICROSOFT to recall all products that are the subject of an Infringement Claim or Patent Claim and replace such products with the non-infringing alternative.

                  (c) EXCEPTIONS TO DUTY

MICROSOFT will have no liability for any claim, including any intellectual property infringement claim (including any Infringement Claim or Patent
Claim) based on COMPANY's (i) distribution or use of any product or Mark after MICROSOFT's notice that COMPANY if cease distribution, or use of such product or Mark due to such a claim; (ii) combination of a product with any other product, program or data; or (iii) adaptation or modification of any product. All claims described in this Section will be deemed Company Claims for which COMPANY will have those obligations set forth in Section 7.2 below.

         7.2. BY COMPANY

COMPANY agrees to defend MICROSOFT, its subsidiaries, and Affiliated Companies against and pay the amount of any adverse final judgment (or settlement to which COMPANY consents) resulting from any Company Claims; provided that MICROSOFT promptly notifies COMPANY in writing of the Company Claim, specifies the nature of such claim and the relief sought. MICROSOFT, at its sole cost, will provide reasonable assistance in the defense of all Company Claims. At MICROSOFT's sole option and at MICROSOFT's sole cost, MICROSOFT may participate in the selection of counsel, defense and settlement of any Company Claims covered by this Section or may tender sole control over the defense of the COMPANY claim to COMPANY. If MICROSOFT chooses to participate in the selection of counsel, defense and settlement of Company Claims, the parties will work together in good faith to reach decisions which are mutually acceptable to both parties.

8. INSURANCE

Throughout the Term and for thirty (30) calendar days thereafter, each party will maintain, at its sole expense, Commercial General Liability Insurance written on an Occurrence Form, with policy limits of not less than Three Million Dollars ($3,000,000) combined single limit each occurrence for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of each party's obligations hereunder or out of any negligent act or omission of the relevant party, its officers, directors, agents, or employees. Each party will provide proof of its compliance with this Section upon the other party's request. Notwithstanding the foregoing, MICROSOFT may, at its option, meet the insurance requirements outlined above via commercial insurance, self-insurance, alternative risk financing techniques, or a combination of these options.



Microsoft Corporation                                                    Page 13
Large Account Reseller
Agreement

9. EXPORT RESTRICTIONS

COMPANY acknowledges that Software Products are subject to U.S. export jurisdiction. COMPANY agrees to comply with all applicable laws that apply to these Software Products, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. or other governments. For additional information, see http://www.microsoft.com/exporting/.

10. DELAY IN PERFORMANCE

If as a result of fire, casualty, act of God, riot, war, labor dispute, government regulation, or decree of any court, inability to obtain materials, delays in transportation or any other event beyond the control of COMPANY or MICROSOFT, either of the parties is unable to perform its obligations hereunder, such inability will not constitute a breach of this Agreement, and such obligations will be performed as soon as the cause of the inability ceases or is removed. Strikes or other labor difficulties, which are not capable of being terminated on terms acceptable to the party affected, will not be considered circumstances within the control of such party.

11. NO WAIVER AND AMENDMENT

Except as is otherwise provided herein, the failure of either party to enforce at any time, the provisions of this Agreement will not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision. No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is in writing and signed by the aggrieved party. The parties may expand or amend the terms of this Agreement by written agreement.

12. NO PARTNERSHIP OR AGENCY

Nothing in this Agreement will be deemed to create or constitute a partnership, joint venture, franchise, agency, or contract of employment between MICROSOFT and COMPANY.

13. ATTORNEYS' FEES; GOVERNING LAW

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party in such action will be entitled to recover its reasonable costs and attorneys' fees. This Agreement will be governed by and construed in accordance with the laws of the State of Washington. COMPANY consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington.

14. ENTIRE AGREEMENT

This Agreement and all attached amendments and addenda constitute the entire agreement between MICROSOFT and COMPANY, and supersede and terminate any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties will not be binding upon either party.

15. U.S. GOVERNMENT RIGHTS

All Software Products provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995, are provided with commercial license rights and restrictions described elsewhere herein. All Software Products provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 are provided with "Restricted Rights" as provided for in FAR, 48 C.F.R. 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable.
COMPANY is responsible for ensuring that all Products are marked with the "Restricted Rights Notice" or "Restricted Rights Legend," as required. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399. All rights not expressly granted are reserved.



Microsoft Corporation                                                    Page 14
Large Account Reseller
Agreement

16. CONFIDENTIALITY

         (a) COMPANY expressly undertakes to retain in confidence the terms and conditions of this Agreement (including any applicable amendments and addenda) and all information and know-how transmitted to it by MICROSOFT and make no use of such information and know-how except under the terms and during the existence of this Agreement. COMPANY will guarantee and ensure its employees' compliance with this Section 16(a). COMPANY's obligations under this Section 16(a) will survive any termination or expiration of this Agreement and will extend to the earlier of such time as the information is public domain or five (5) years following the termination or expiration of this Agreement. This Section 16(a) will not prohibit the parties from disclosing such information as is specifically required by any Federal or state authorities. Notwithstanding the foregoing, COMPANY may disclose confidential information in accordance with any judicial or other governmental order or request, provided that COMPANY will immediately notify MICROSOFT in writing upon its receipt of such order or request and will assist MICROSOFT as is reasonable in seeking any protective order or its equivalent or in limiting the scope of disclosure of any confidential information.

         (b) During the Term and for three (3) years thereafter, COMPANY expressly undertakes to retain in confidence the terms and conditions of all executed Customer Agreements and any and all rebate and marketing fund programs made available to COMPANY. Notwithstanding anything to the contrary contained in this Agreement, if COMPANY discloses the terms and conditions of any Customer Agreement, rebate program or marketing fund program, this Agreement will immediately terminate. COMPANY will guarantee and ensure its employees' compliance with this Section 16(b).

17. NO ASSIGNMENT

This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that COMPANY may not assign its rights or obligations under this Agreement by contract, merger, operation of law or otherwise, without the prior written consent of MICROSOFT. Notwithstanding the foregoing, MICROSOFT may assign this Agreement or any portions hereof, to any of its related or affiliated companies.

18. NOTICES

Except as otherwise provided herein (e.g., EDI transactions), any notices required or contemplated by this Agreement will be in writing, delivered via facsimile (receipt confirmed), by U.S. certified mail (return receipt requested), or via overnight courier (e.g., Federal Express, or DHL), to the addresses set forth below or to such other addresses as either party may indicate:

         If to MICROSOFT:        MSLI, GP
                                 6100 Neil Road, Suite 210
                                 Reno, NV 89511-1137

                                 Attn: LAR Operations

         With cc to:             Law and Corporate Affairs (Retail)
                                  and Channel Strategy
                                 Microsoft Corporation
                                 One Microsoft Way
                                 Redmond, WA 98052-6399

         If to COMPANY:          Software Spectrum, Inc.
                                 2140 Merritt Drive
                                 Garland, TX 75041

                                 Attn: General Counsel



Microsoft Corporation                                                    Page 15
Large Account Reseller
Agreement

Except as otherwise provided herein, such notices will be deemed given one (1) business day after transmission by facsimile, three (3) business days after being deposited in the United States mail or one (1) business day after being deposited with an overnight carrier.

19. SEVERABILITY

If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect.

20. SURVIVAL

Section 2, 3.3, 4.6(c), 4. , 4.12, 4.16, 5.3, 6.5, 6.6, 6.7, 7, 8, 13, 16, 18
and 20 will survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicated below. This Agreement is not binding until executed by MICROSOFT.

MSLI, G.P.                                       SOFTWARE SPECTRUM, INC.
("MICROSOFT")                                    ("COMPANY")


By: /s/ DAN FOWLER                                By: /s/ ROBERT D. GRAHAM
    --------------------------                        --------------------------
                                                       Robert D. Graham
    DAN FOWLER                                    ------------------------------
    GENERAL MANAGER WWVLO                         NAME (PLEASE PRINT)
                                                       V.P.
                                                  ------------------------------
                                                  TITLE
                                                       11/20/01
                                                  ------------------------------
                                                  DATE




Microsoft Corporation                                                    Page 16
Large Account Reseller
Agreement

                                   SCHEDULE A
                            MICROSOFT FISCAL CALENDAR


         [GRAPHIC DEPICTING THE MICROSOFT FISCAL YEAR (JULY 01-JUNE 02) WITH THE FOLLOWING DATES HIGHLIGHTED:

         JULY 3, 27 & 31, 2001
         AUGUST 24 & 28, 2001
         SEPTEMBER 28, 2001
         OCTOBER 2, 26 & 30, 2001
         NOVEMBER 23 & 27, 2001
         DECEMBER 28, 2001
         JANUARY 1, 25 & 29, 2002
         FEBRUARY 22 & 26, 2002
         MARCH 29, 2002
         APRIL 2, 26 & 30, 2002
         MAY 24 & 28, 2002
         JUNE 28, 2002.]